EXHIBIT 99.1

                             JOINT FILING AGREEMENT

               The undersigned parties hereby agree that the Schedule 13D filed herewith (and any amendments thereto) relating to the stock of Lynx Therapeutics, Inc. is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.



Date:  December 27, 2002                     TAKARA BIO, INC.


                                                            *
                                             -----------------------------------
                                             Ikunoshin Kato
                                             President & Chief Executive Officer


                                             TAKARA HOLDINGS CO., LTD.


                                                            *
                                             -----------------------------------
                                             Haruhiko Tsurumaru
                                             Vice President


                                        *By: /s/ Shiro Kuniya
                                             -----------------------------------
                                             Shiro Kuniya
                                             Attorney-in-Fact